LSB INDUSTRIES, INC.               EXHIBIT 21.1
                          SUBSIDIARY LISTING


LSB INDUSTRIES, INC.
Aerobit Industries, Limited
APR Corporation
CHP Corporation
ClimaChem, Inc.
Climate Master, Inc.
Climate Master International Limited
Climate Mate, Inc.
Climatex, Inc.
Clipmate Corporation
DSN Corporation
El Dorado Chemical Company
El Dorado Nitrogen Company
Equipos Climatec S.A. de C.V.
Explosives Equipment Corp.
Hercules Energy Mfg. Corporation
International Bearings, Inc.
International Environmental Corporation
Koax Corp.
L&S Automotive Products Co.
L&S Automotive Technologies, Inc.
L&S Bearing Co.
LSB Chemical Corp.
LSB Extrusion Co.
LSB Financial Corp.
LSB Holdings, Inc.
LSB Indonesia Corporation
LSB International Corp.
LSB South America Corporation
LSB-Europa Limited
Morey Machinery Manufacturing Corporation
Northwest Capital Corporation
Northwest Energy Enterprises, Inc.
Northwest Financial Corporation
Prime Financial Corporation
ROL-BIT Ltd.
Rotex Corporation
Saffron Corporation
Slurry Explosive Corporation
Summit Machine Tool Systems, Inc.
Summit Machine Tool Manufacturing Corp.
Summit Machine Tool Inc. Corp.
T.E.S. Mining Services Pty. Ltd.
The Environmental Group, Inc.
The Environmental Group International Limited
Total Energy Systems (NZ) Ltd.
Total Energy Systems Limited
Tower IV Corporation
Tower Land Development Corp.
Tribonetics Corporation
Universal Tech Corporation